UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2020

RHYTHM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38223	46-2159271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Berkeley Street

12th Floor

Boston, MA  02116

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (857) 264-4280

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RYTM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2020, Rhythm Pharmaceuticals, Inc. (the “Company”) announced that Keith Gottesdiener, M.D., the Company’s Chief Executive Officer and President, intends to step down from his roles with the Company following submission of the Company’s new drug application filing with the U.S. Food and Drug Administration seeking regulatory approval to market and sell setmelanotide in the United States for the treatment of POMC deficiency obesity and LEPR deficiency obesity. Pursuant to the terms of a Separation Agreement and General Release between the Company and Dr. Gottesdiener dated as of January 6, 2020 (the “Separation Agreement”), Dr. Gottesdiener is expected to remain in his roles until the earlier of (i) the planned NDA filing, (ii) the start date of a new Chief Executive Officer of the Company, (iii) March 31, 2020, (iv) the effective date of termination of his employment without Cause as defined in his employment agreement dated September 13, 2017 (the “Employment Agreement”) and (v) a termination by Dr. Gottesdiener of his employment on account of material breach of the Separation Agreement. Dr. Gottesdiener will also step down as a director of the Company on such date. Thereafter, Dr. Gottesdiener is expected to serve as a consultant to the Company until December 31, 2020.

On January 6, 2020, the Company entered into the Separation Agreement with Dr. Gottesdiener pursuant to which Dr. Gottesdiener will receive severance equal to his annual base salary of $530,874, payable over 12 months in accordance with the Company’s standard payroll practices. Dr. Gottesdiener will be reimbursed for certain attorneys’ fees, moving expenses and prior healthcare expenses, and will receive an additional monthly payment for 12 months which he may use to cover a portion of healthcare expenses. Dr. Gottesdiener will be eligible for a 2019 annual incentive bonus in accordance with the Company’s annual incentive bonus program. The Company may also award Dr. Gottesdiener a pro-rated 2020 annual incentive bonus, subject to discretion of the Company’s Board of Directors, in an amount to be determined by the Board. The Separation Agreement contains a customary release and his arrangement includes customary post-closing restrictive covenants.

On January 6, 2020, the Company also entered into a Consulting Agreement with Dr. Gottesdiener. Pursuant to the Consulting Agreement, Dr. Gottesdiener will provide consulting services to the Company for up to 10 hours per month for a fee of $10,000 per month. During the term of his consultancy, Dr. Gottesdiener’s equity awards will continue to vest and certain awards will remain exercisable until December 31, 2022. The initial term of the Consulting Agreement ends on December 31, 2020 and may be extended by the Company in its sole discretion.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and General Release dated January 6, 2020.
10.2	Consulting Agreement dated January 6, 2020.
99.1	Press release dated January 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHYTHM PHARMACEUTICALS, INC.

Date: January 8, 2020	By:	/s/ Hunter Smith
Hunter Smith
Chief Financial Officer

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